UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On December 13, 2018, the Board of Directors of EMCOR Group, Inc. (the "Company") elected Ms. Robin Walker-Lee to fill a vacancy on the Board.  Following her election, Ms. Walker-Lee was awarded 1,388 restricted stock units under the Company's Director Award Program and in accordance with a Restricted Stock Unit Agreement dated as of December 13, 2018.  Ms. Walker-Lee will be compensated as a director in accordance with the Company's compensation policy for non-employee directors as described in the Company's Proxy Statement on Schedule 14A for its 2018 Annual Meeting of Stockholders.  Ms. Walker-Lee also entered into the Company's standard form of officer and director indemnification agreement, which is incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the period ending 2017.

A copy of the press release announcing Ms. Walker-Lee's election to the Company's Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated December 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: December 14, 2018	By:	/s/ R. Kevin Matz
Name: R. Kevin Matz Title: Executive Vice President - Shared Services

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated December 14, 2018